SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  December 17, 2003

(Date of earliest event reported)

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 792-9292

N/A

(Former name or former address, if changed since last report)

Item 9.  Regulation FD Disclosure

On December 17, 2003, LCA-Vision Inc. issued a press release, attached as Exhibit 99.1 hereto, announcing plans to open LasikPlus vision facilities in Houston, Texas in late December and Orlando, Florida in early January.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: 12/17/03	By: /s/ Craig P.R. Joffe Craig P.R. Joffe Senior Vice President General Counsel

EXHIBIT 99.1

Contacts:

Stephen N. Joffe

Jody Cain

Chairman and CEO

Lippert/Heilshorn & Associates

LCA-Vision Inc.

(310) 691-7100

(513) 792-9292

jcain@lhai.com

LCA-VISION TO OPEN LASIKPLUS VISION CENTERS

IN HOUSTON AND ORLANDO

Increases Number of U.S. Centers to 36

CINCINNATI (December 17, 2003) – LCA-Vision Inc. (Nasdaq NM: LCAV), a leading developer and operator of fixed-site laser vision correction services under the brand name LasikPlus, today announced plans to open LasikPlus vision facilities in Houston, TX in late December and Orlando, FL in early January.  The new centers are the first LasikPlus facilities in these markets.

Both new centers will be equipped with technologically advanced lasers and diagnostic equipment, offering customers a choice of laser for LASIK and Custom LASIK procedures.  Federico Mattioli, M.D. and Lewis Groden, M.D., will head the Houston and Orlando medical teams, respectively.

“We are capitalizing on the strength of our proven business model, our sales and marketing expertise, our solid cash position and exciting new market opportunities to expand into targeted domestic markets,” stated Stephen N. Joffe, LCA-Vision chairman and chief executive officer.  “We have reached our objective of opening four LasikPlus vision centers in 2003, and we look forward to further expansion of our LasikPlus network in fiscal 2004 and beyond.”

LCA-Vision has recently opened LasikPlus vision centers in Louisville, Cleveland, Indianapolis and Las Vegas, and currently operates 39 laser vision correction centers, including 36 wholly owned LasikPlus vision centers located in large metropolitan markets throughout the United States, two joint ventures in Canada and one joint venture in Europe.

This press release contains forward-looking statements that are subject to risks and uncertainties that may result in actual results to differ materially from current expectations. For a discussion of risks and uncertainties that LCA-Vision faces, please refer to LCA-Vision’s filings with the Securities and Exchange Commission including, but not limited to its Forms 10-K and 10-Q.

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